EXHIBIT 5.1

                               Brown & Wood LLP
                            One World Trade Center
                         New York, New York 10048-0057
                            Telephone: 212-839-5300
                            Facsimile: 212-839-5599




                                                  June 5, 2000


FrontLine Capital Group
1350 Avenue of the Americas
New York, New York 10019

Dear Sirs:

          We have acted as counsel for FrontLine Capital Group, a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 100,000 shares of Common Stock, par value $.01 per share (the "Common Stock") of FrontLine Capital Group, together with such indeterminable amount of interests ("Interests") in the Reckson Management Group, Inc. 401(k) Plan (the "Plan") as may be purchased with contributions under the Plan. In such capacity, we have examined the First Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company, the Plan, and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein.

          Based upon the foregoing, we advise you that, in our opinion, (i) the shares of Common Stock purchased with contributions under the Plan will be legally issued, fully paid and nonassessable and (ii) the Interests, to the extent such Interests vest to the benefit of the participants in the Plan, will have been duly and validly authorized and will be valid Interests.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                                  Very truly yours,


                                                  /s/ Brown & Wood LLP